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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 17, 1999, on the October 31, 1999 financial statements of The Advisors' Inner Circle Fund, incorporated by reference in Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of The Advisors' Inner Circle Fund (Registration Statement No. 33-42484), and to all references to our firm included in or made part of this Registration Statement.


                                               /s/  Arthur Andersen LLP
                                               ------------------------

Philadelphia, Pennsylvania
February 23, 2000